UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 10, 2005

MASTEC, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

Florida	0-08106	65-0829355

(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

800 Douglass Road, Floor 12, Coral Gables, Florida 33134

(Address of Principal Executive Offices) (Zip Code)

(305) 599-1800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
Amended and Restated Loan and Security Agreement

ITEM 1.01 Entry into a Material Definitive Agreement

     On May 10, 2005, Mastec, Inc. (“Mastec” or the “Company”) and certain of its subsidiaries entered into an Amended and Restated Loan and Security Agreement with Bank of America, N.A., as collateral and administrative agent and General Electric Capital Corporation, as syndication agent (the“Agreement”). The Agreement provides for a revolving credit facility of up to $150 million subject to certain terms and conditions set forth therein. The Agreement is attached as Exhibit 10.1 hereto and is hereby incorporated by reference in its entirety.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable

(b)	Pro Forma Financial Information.

Not applicable

(c)	Exhibits

10.1 — Amended and Restated Loan and Security Agreement dated as of May 10, 2005 between MasTec, Inc., certain of its subsidiaries, Bank of America, N.A., as collateral and administrative agent and General Electric Capital Corporation, as syndication agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, MasTec Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 12, 2005	MASTEC, INC.

By: /s/ Austin Shanfelter

Austin Shanfelter
Chief Executive Officer
MASTEC, INC.